Exhibit 99.906

CERTIFICATION UNDER SECTION 906 OF SARBANES-OXLEY ACT OF 2002

Name of Issuer: The Guardian Cash Fund, Inc.

In connection with the Report on Form N-CSR for the above named issuer, the undersigned hereby certifies, to the best of his knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date: March 3, 2006

/s/ Thomas G. Sorell
Thomas G. Sorell
President of
The Guardian Cash Fund, Inc.

Date: March 3, 2006

/s/ Frank L. Pepe
Frank L. Pepe
Vice President and Treasurer of The Guardian Cash Fund, Inc.